EXHIBIT 99.1
                                                             ------------





   NEWELL RUBBERMAID                                         NEWS RELEASE

   JULY 1, 2004                                               PAGE 1 OF 2
   ______________________________________________________________________


                         Newell Rubbermaid Inc.
                         Atlanta, GA

                         Securities Listed
                         NYSE
                         Common Stock
                         (Symbol: NWL)

                         www.newellrubbermaid.com

             JESSE HERRON              SUSAN MASTEN
             Vice President,           Director,
             Investor Relations        Public Relations
             10B Glenlake Parkway,     10B Glenlake Parkway,
             Suite 600                 Suite 600
             Atlanta, GA  30328        Atlanta, GA  30328
             Phone: 770-407-3994       Phone: 770-407-3817
             Fax: 770-407-3983         Fax: 770-407-3983


              NEWELL RUBBERMAID COMPLETES DIVESTITURE PROGRAM
                    WITH SALE OF LITTLE TIKES COMMERCIAL


   ATLANTA, July 1, 2004 - Newell Rubbermaid Inc. (NYSE: NWL) announced today that it has completed the sale of Little Tikes Commercial Play Systems Inc. (LTCPS) to PlayPower, Inc. LTCPS, a unit of the company's Little Tikes division, is a manufacturer of commercial playground systems and contained playground environments. The company
   will retain the consumer portion of its Little Tikes division.   In
   2003, LTCPS, headquartered in Farmington, Mo., contributed approximately $60 million of sales to the company. LTCPS will be reported as discontinued operations for financial reporting. Other terms of the agreement were not disclosed.

   Newell Rubbermaid CEO Joseph Galli said, "This transaction marks the
   close of our previously announced divestiture plan for 2004.   We've
   made great strides in reconfiguring our company into the right portfolio of businesses with strong brands and high potential for innovation. As we go forward, we will continue to assess our portfolio and take advantage of opportunities to enhance our growth platforms."





   NEWELL RUBBERMAID                                         NEWS RELEASE

   JULY 1, 2004                                               PAGE 2 OF 2
   ______________________________________________________________________



   CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
   ---------------------------------------------

   The statements in this press release that are not historical in nature constitute forward-looking statements. These forward-looking statements may relate to information or assumptions about internal sales, income/(loss), earnings per share, capital expenditures, cash flow, dividends, restructuring and other charges, costs and cost savings, and management's plans, projections and objectives for future operations and performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our dependence on the strength of retail economies in various parts of the world; competition with numerous other manufacturers and distributors of consumer products; retailer customers' strong bargaining power; our ability to develop innovative new products and to develop, maintain and strengthen our end-user brands; our ability to improve productivity and streamline operations; our ability to integrate previously acquired businesses; the risks inherent in our foreign operations; and those factors listed in the company's 2004 first quarter Form 10-Q, including Exhibit 99.1 thereto, filed with the Securities and Exchange Commission.

   ABOUT THE COMPANY
   -----------------

   Newell Rubbermaid Inc. is a global marketer of consumer and commercial products with 2003 sales of $7 billion and a powerful brand family including Sharpie{R}, Paper Mate{R}, Parker{R}, Waterman{R}, Rubbermaid{R}, Calphalon{R}, Little Tikes{R}, Graco{R}, Levolor{R}, VISE-GRIP{R}, BernzOmatic{R}, IRWIN{R} and LENOX{R}. The company, headquartered in Atlanta, Ga., employs approximately 40,000 people worldwide.

   This press release is available on the company's web site at www.newellrubbermaid.com.